EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

HOUSTON INDUSTRIES INCORPORATED:

        We consent to the incorporation by reference in (i) Registration Statements on Form S-3 Nos. 33-34446, 33-39921, 33-60756, 33-51431, 33-52207 and
33-55445, (ii) Post-Effective Amendment No. 2 to Registration Statement No. 33-12439 on Form S-8, and (iii) Registration Statements on Form S-8 Nos. 33-37493, 33-50629, 33-52279, 33-55391 and 33-56855 of our report dated February
23, 1995 (April 28, 1995 as to the presentation of discontinued operations described in Note 1(k)) appearing in this Form 8-K of Houston Industries Incorporated dated May 12, 1995.

DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MAY 12, 1995
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